Exhibit 10.3
SEVENTH AMENDMENT AND WAIVER TO CREDIT AGREEMENT

This SEVENTH AMENDMENT AND WAIVER TO CREDIT AGREEMENT, dated as of August 12, 2024 (this “Seventh Amendment”), is entered into by and among Boxlight Corporation, a Nevada corporation (the “Borrower”), each Subsidiary of the Borrower listed as a “Guarantor” on the signature pages hereto (each a “Guarantor” and collectively, the “Guarantors”), the financial institutions party hereto as Lenders and Whitehawk Capital Partners LP (“Whitehawk Capital”), as the Administrative Agent.

WHEREAS, the Borrower, the Guarantors, the Lenders, the Collateral Agent and the Administrative Agent are party to that certain Credit Agreement, dated as of December 31, 2021 ((a) as amended by the First Amendment to Credit Agreement dated as of April 4, 2022, (b) as amended by the Second Amendment to Credit Agreement dated as of June 21, 2022, (c) as amended by the Third Amendment to Credit Agreement dated as of April 24, 2023, (d) as amended by the Fourth Amendment to Credit Agreement dated as of June 26, 2023, (e) as amended by the Fifth Amendment to Credit Agreement dated as of March 14, 2024, (f) as amended by the Sixth Amendment to Credit Agreement dated as of April 19, 2024 and (g) as further amended, restated, supplemented or modified, the “Credit Agreement”; all capitalized terms defined in the Credit Agreement and not otherwise defined herein have the meanings assigned to them in the Credit Agreement, as amended hereby);

WHEREAS, reference is also made to each Loan Document, including, without limitation: (a) the Amended and Restated Fee Letter (as amended by the June 2023 Consent); (b) the April 2023 Consent; (c) the December 2022 Consent; (d) the June 2023 Consent and (e) the November 2023 Waiver;

WHEREAS, the Loan Parties acknowledge and agree that: (a) for the Testing Period Ended June 30, 2024 they have not maintained the Senior Leverage Ratio that is equal to or less than 2.00:1.00 (“Financial Covenant Default”); and (b) that the Financial Covenant Default constitutes an immediate Event of Default under the Credit Agreement (“Specified Event of Default”);

WHEREAS, the Loan Parties have requested that the Lenders waive the Specified Event of Default and the exercise of remedies under the Credit Agreement by reason of the Loan Parties’ Specified Event of Default;

WHEREAS, the Lenders are agreeing to waive the Specified Event of Default as provided below subject to the terms and conditions hereinafter set forth; and

WHEREAS, the Loan Parties, the Lenders and the Administrative Agent wish to make certain other amendments to the Credit Agreement as provided below subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Seventh Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Defined Terms. Each capitalized term used herein and not defined herein shall have the meaning ascribed to such term in the Credit Agreement.

2.Limited Waiver. Effective only as of the Seventh Amendment Effective Date, subject to the following terms and conditions and in reliance upon the representations, warranties and covenants set forth in Section 5 below, the Lenders hereby waive (the “Limited Waiver”) the Specified Event of Default. For avoidance of doubt, the foregoing Limited Waiver shall not be deemed to be a waiver of any other existing or hereafter arising Defaults or Events of Default or any other deviation from the express terms of the Credit Agreement or any other Loan Document. This is a Limited Waiver and shall not be deemed to constitute a consent or waiver of any other term, provision or condition of the Credit Agreement or any other Loan Document, as applicable, or to prejudice any right or remedy (except with respect to the Specified Event of Default) that Lender may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document, including, without limitation, the right to: (i) declare all or any portion of the Loans then outstanding to be accelerated and due and payable, whereupon all or such portion of the aggregate principal of all Loans, all accrued and unpaid interest thereon (including interest at the Post-Default Rate), all fees, premiums and all other Obligations payable under the Credit Agreement (as amended by this Seventh Amendment) and the other Loan Documents shall become due and payable immediately without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party; and (ii) exercise any and all of its other rights and remedies under applicable law, under the Credit Agreement (as amended by this Seventh Amendment) and the other Loan Documents. This is a Limited Waiver and is conditioned upon the Loan Parties’ compliance with each provision of this Seventh Amendment and failure by the Loan Parties to comply with each provision of this Seventh Amendment (including the amendments to the Credit Agreement) constitute an immediate Event of Default and the waivers and consents granted herein null and void without any further action on the part of any Lender or any Agent.

3.Amendments to the Credit Agreement. Subject to the satisfaction (or waiver in writing by the Administrative Agent and undersigned Lender) of the conditions set forth in Section 3 hereof and in reliance on the representations and warranties of the Loan Parties set forth in this Seventh Amendment and in the Credit Agreement, in accordance with Section 12.02 of the Credit Agreement, the Loan Parties, Administrative Agent and each of the Lenders hereby agree that the Credit Agreement is amended and modified as follows:
a.Existing Definition: The defined term “Borrowing Base” in the Credit Agreement is amended by deleting the reference to “$15,000,000” in clause (c)(ii) thereof and replacing it with “$11,200,000”.
b.New Definitions: As used herein, the following terms shall have the following meanings given to them below, and the Credit Agreement and the other Loan Documents are hereby amended to include the following in alphabetical order:
i.“Seventh Amendment” means the Seventh Amendment and Waiver to this Agreement dated as of August 12, 2024.
ii.“Seventh Amendment Effective Date” has the meaning specified therefor in the Seventh Amendment.

4.Conditions Precedent. This Seventh Amendment shall become effective (the “Seventh Amendment Effective Date”) immediately when:
a.The Administrative Agent shall have received in .pdf format (followed promptly by originals to the extent requested by the Administrative Agent) counterparts of this Seventh Amendment, executed by an Authorized Officer of each Loan Party, the Administrative Agent, the Collateral Agent and the Lenders.
b.On the date hereof, after giving effect to the transactions contemplated by this Seventh Amendment the representations and warranties of the Borrower and each other Loan Party contained in Section 5 hereof and in Article VI of the Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the date hereof; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date; provided further that, any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language are true and correct (after giving effect to any qualification therein) in all respects on such respective dates, and except that for purposes of this Section 3, the representations and warranties contained in Section 6.01(g) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 7.01(a) of the Credit Agreement.
c.no Default or Event of Default (other than the Specified Event of Default) shall exist.

5.Representations and Warranties. Each Loan Party hereby represents and warrants to each Agent and each Lender that:
a.The Loan Parties are in compliance in all material respects with all of the terms and provisions set forth in the Credit Amendment and the other Loan Documents on their part to be observed or performed thereunder.
b.No Default or Event of Default (other than the Specified Event of Default) has occurred and is continuing, or would result from, this Seventh Amendment.

c.(i) The execution, delivery and performance by such Loan Party of this Seventh Amendment has been duly authorized by all necessary corporate or other organizational action and (ii) this Seventh Amendment constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing.
d.The execution and delivery of this Seventh Amendment and the performance by such Loan Party (i) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (x) such as have been obtained or made and are in full force and effect or to be made and (y) such consents, approvals, registrations, filings, or other actions the failure to obtain or make which could not be reasonably expected to have a Material Adverse Effect, (ii) will not violate any (x) of such Loan Party's organizational documents or (y) requirements of law applicable to such Loan Party which violation, in the case of this clause (ii)(y), could reasonably be expected to have a Material Adverse Effect and (iii) will not violate or result in a default under any material Contractual Obligation to which such Loan Party is a party which violation, in the case of this clause (iii), could reasonably be expected to result in a Material Adverse Effect.

6.Governing Law. This Seventh Amendment and all disputes between the parties under or relating to this Seventh Amendment or the facts or circumstances leading to its execution, whether in contract, tort or otherwise, shall be construed in accordance with and governed by the laws (including statutes of limitation) of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

7.Entire Agreement; Effect of Waivers. This Seventh Amendment, and the terms and provisions hereof, and the documents referenced herein, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede any and all prior or contemporaneous provisions relating to the subject matter hereof. There are no oral agreements among the parties pertaining to the subject matter hereof. The Credit Agreement and the other Loan Documents shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. The execution, delivery, and performance of this Seventh Amendment shall not, except as expressly set forth herein, operate as a consent to, as a waiver of or as an amendment of, any right, power, or remedy of the Administrative Agent, the Collateral Agent or any Lender under the Loan Documents nor constitute a consent, waiver or modification of any provision of any of the Loan Documents or any Default or Event of Default (other than the Specified Event of Default) thereunder that exists on the Seventh Amendment Effective Date. This Seventh Amendment is a “Loan Document” for all purposes.

8.Miscellaneous.
a.This Seventh Amendment shall not constitute a modification of the Credit Agreement or a course of dealing with the Administrative Agent, the Collateral Agent or any Lender at variance with the Credit Agreement or any other Loan Document such as to require further notice by the Administrative Agent, the Collateral Agent or any Lender to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future, except, in each case, as expressly set forth herein.
b.Each of the Loan Parties as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as an accommodation party or a guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed any of the Obligations, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each of the Loan Parties hereby consents to this Seventh Amendment and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Seventh Amendment shall not serve to effect a novation of the Obligations or, except to the extent specifically provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender or constitute a waiver of any provision of any of the Loan Documents.
c.This Seventh Amendment shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties hereto in accordance with the Credit Agreement and the other Loan Documents.
d.This Seventh Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Seventh Amendment by telecopy or electronic .pdf copy shall be effective as delivery of a manually executed counterpart of this Seventh Amendment.
e.Each of the following provisions of the Credit Agreement is hereby incorporated herein by this reference with the same effect as though set forth in its entirety herein, mutatis mutandis, and as if “this Agreement” in any such provision read “this Seventh Amendment”: Section 12.01 (Notices), Section 12.06 (Severability), Section 12.07 (Governing Law),, Section 12.10 (Jurisdiction, Service of Process and Venue), Section 12.11 (Waiver of Jury Trial), Section 12.13 (No Party Deemed Drafter), Section 12.15 (Indemnification), Section 12.16 (Governing Law Attorney), Section 12.22 (Integration), and Section 12.25 (Electronic Signatures). This Seventh Amendment is a Loan Document and is subject to and has the benefit of all provisions in the Credit Agreement applicable to Loan Documents.

9.General Release.
a.Each Loan Party hereby absolutely and unconditionally releases and forever discharges each Agent and each Lender, and any and all of their respective participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing (each a “Released Party”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any Loan Party has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Seventh Amendment for or on account of, or in relation to, or in connection with any of the Credit Amendment, any of the Loan Documents or any of the transactions thereunder or related thereto, whether such claims, demands and causes of action are matured or unmatured or known or unknown. It is the intention of each Loan Party in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified, and in furtherance of this intention it waives and relinquishes all rights and benefits under any Applicable Law which provides that:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her might have materially affected his settlement with the debtor.”

b. Each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by any Loan Party pursuant to the above release. If any Loan Party or any of its successors, assigns or other legal representatives violates the foregoing covenant, such Loan Party, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all reasonable attorneys' fees and costs incurred by such Released Party as a result of such violation.

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WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above

BORROWER:

BOXLIGHT CORPORATION

By:	\s\ Gregory Wiggins
Name: Gregory Wiggins
Title: Chief Financial Officer

GUARANTORS:

Boxlight, Inc.,
a Washington corporation

By:	\s\ Gregory Wiggins
Name: Gregory Wiggins
Title: Chief Financial Officer

EOSEDU LLC,
an Arizona limited liability company

By:	\s\ Gregory Wiggins
Name: Gregory Wiggins
Title: Chief Financial Officer

Boxlight Group Limited
a Northern Ireland company

By:	\s\ Gregory Wiggins
Name: Gregory Wiggins
Title: Chief Financial Officer

EXECUTED as a DEED by Sahara Holdings
Limited, acting by two directors:

\s\ Shaun Marklew
Shaun Marklew
Director

\s\ John Ginty
John Ginty
Director

Sahara Presentation Systems, Inc.,
a Delaware corporation

By:	\s\ Dale Strang
Name: Dale Strang
Title: Chief Executive Officer

EXECUTED as a DEED by Sahara Presentation
Systems Ltd, acting by two directors

\s\ Shaun Marklew
Shaun Marklew
Director

\s\ John Ginty
John Ginty
Director

Clevertouch B.V.,
a Netherlands limited liability company (besloten
vennootschap met beperkte aansprakelijkheid)

By:	\s\ Shaun Marklew
Name: Shaun Marklew
Title: Director

Sahara Presentation Systems Europe BV
a Belgium company

By:	\s\ Shaun Marklew
Name: Shaun Marklew
Title: Director

FrontRow Calypso, LLC
a Delaware limited liability company

By:	\s\ Dale Strang
Name: Dale Strang
Title: Chief Executive Officer

COLLATERAL AGENT AND ADMINISTRATIVE AGENT:

WHITEHAWK CAPITAL PARTNERS, LP, as Administrative
Agent and Collateral Agent

By:	\s\ Robert A. Louzan
Name: Robert A. Louzan
Title: Authorized Signatory

LENDERS:

WHITEHAWK FINANCE LLC

By:	\s\ Robert A. Louzan
Name: Robert A. Louzan
Title: Authorized Signatory